UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2006, the Board of Directors (the “Board”) of Kana Software, Inc. (“KANA”) approved new director cash compensation arrangements, under which each non-employee director will be paid (i) an annual fee of $10,000, and (ii) an additional $2,500 for each of the four (4) regularly scheduled Board meetings that such director attends. Moreover, the Board approved the following cash compensation for chairpersons of committees of the Board: the chairperson of the Audit Committee will be paid $15,000 per annum and the chairpersons of the Compensation Committee and the Governance and Nominating Committee will be paid $5,000 per annum. These fees will be effective retroactively from January 1, 2006.

A description of the director cash compensation arrangements is filed as Exhibit 10.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2006, KANA issued a press release announcing certain preliminary financial results for the first quarter ended March 31, 2006 and certain other information. This press release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information in this report, including the exhibit hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of KANA under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.01	Description of Director Cash Compensation Arrangements, adopted April 20, 2006.

99.01	Press release, dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson Chief Financial Officer

Date: April 25, 2006

EXHIBIT INDEX

Number	Description
10.01	Description of Director Cash Compensation Arrangements, adopted April 20, 2006.

99.01	Press release, dated April 24, 2006.